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                                                                     EXHIBIT 3.3


       MICHIGAN DEPARTMENT OF COMMERCE-CORPORATION AND SECURITIES BUREAU

Date Received                                    (FOR BUREAU USE ONLY)

Name     Jeanette M. Russow
         Honigman Miller Schwartz and Cohn

Address
         2290 First National Building

City                  State          Zip Code
         Detroit      MI               48226          EFFECTIVE DATE:  11-20-95

/\ Document will be returned to the name and address you enter above /\

                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS


     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.   The present name of the corporation is:  Star Holding Company

2.   The identification number assigned by the Bureau is:    349-599

3.   All former names of the corporation are:    None

4.   The date of filing the original Articles of Incorporation was:  August 26,
     1985

     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:  Meadowbrook Insurance Group, Inc.

ARTICLE II

The purpose of purposes for which the corporation is formed are: To engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act.


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ARTICLE III

The total authorized shares:

     Common shares      20,000,000       Preferred shares       1,000,000

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

     The holder of each outstanding common share shall have one vote per share with respect to all matters submitted to a vote of shareholders.

     The preferred shares shall be issued from time to time in one or more series of such number of shares with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of shares; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes or of any other series of the same or any other class or classes of shares of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be (*)" stated and expressed in the resolution or resolutions providing for the issue of each such series of preferred shares from time to time adopted by the board of directors pursuant to authority so to do which is hereby expressly vested in the board of directors.

     The number of authorized shares of any class of shares of the corporation, including without limitation, the common shares and the preferred shares, may be increased or decreased by the affirmative vote of the holders of the majority of the shares of the corporation entitled to vote, without regard to class.

ARTICLE IV

1.   The address of the current registered office is:

         26600 Telegraph, Southfield, Michigan 48034

2. The mailing address of the current registered office if different than above:

         N/A

3.   The name of the current resident agent is:

         Merton J. Segal


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ARTICLE  V

  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Michigan may, on the application in a summary way of this corporation or of any creditor or shareholder thereof, or on the application or any receiver or receivers appointed for this corporation under the provisions of Michigan law or on application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Michigan Law order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.

  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the application has been made, be binding on all of the shareholders or class of shareholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE VI

  A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article shall not eliminate or limit the liability of a director for any of the following:

         (1) A breach of the director's duty of loyalty to the corporation or its shareholders.

         (2) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

         (3) A violation of Section 55 l(1) of the Michigan Business Corporation Act.

         (4) A transaction from which the director derived an improper personal benefit.

         (5) An act or omission occurring before the effective date of this Article.

  Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of any director of the corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.


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ARTICLE VII


  The board of directors shall be divided into three classes as nearly equal in number as possible, with the term of officer of one class expiring each year.

  During the intervals between annual meetings of shareholders, any vacancy occurring in the board of directors caused by resignation, death or other incapacity and any newly created directorships resulting from an increase in the number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes as to make all classes as nearly equal in number as possible.

  Any director may be removed from office as a director at any time, with cause, by the affirmative vote or consent of shareholders of record holding a majority of shares of the corporation entitled to vote at an election of directors, or without cause, by the affirmative vote or consent of shareholders of record holding 80% of the outstanding shares of the corporation entitled to vote in elections of directors.

  The shareholders of the corporation shall not have the right to amend, modify or repeal any or all provisions of this Article VII, unless so adopted by the affirmative vote or consent of the holders of not less than 80% of the outstanding shares entitled to vote in elections of directors.

These Restated Articles of Incorporation were duly adopted on the 22nd day of August, 1995, in accordance with the provisions of Section 642 of the Act and were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

                              Signed this 20th day of November, 1995



                              By: /s/ Robert S. Cubbin
                                 -----------------------------------
                                 Robert S. Cubbin, Vice President


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    Name of person or organization            Preparer's name and business
    remitting fees:                           telephone number:

    Honigman Miller Schwartz and Cohn          Jeanette M. Russow
                                              (313)  256-7634



                          INFORMATION AND INSTRUCTIONS

1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation and Securities Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

   Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

5. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8. If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson.

9. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

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   NONREFUNDABLE FEE.........................................................................................      $10.00
   TOTAL MINIMUM FEE.........................................................................................      $10.00
   ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:
           each additional 20,000 authorized shares or portion thereof.......................................      $30.00
           maximum fee for first 10,000,000  authorized shares...............................................   $5,000.00
           each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares........      $30.00
           maximum fee per filing for authorized shares in excess of 10,000,000 shares....................... $200,000.00

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10. Mail form and fee to:                           The office is located at:

         Michigan Department of Commerce              6566 Mercantile Way
         Corporation and Securities Bureau            Lansing, MI 48910
         Corporation Division                         Telephone:  (517)334-6302
         P.O. Box 30054
         Lansing, MI 48909-7554


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         MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
             CORPORATION AND LAND DEVELOPMENT BUREAU
   Date Received                  (FOR BUREAU USE ONLY)               FILED
                                                                  JUN 06 2000

This document is effective on the date filed, unless
a subsequent effective date within 90 days after                  Administrator
received date is stated in the document.                  CORP SECURITIES & LAND DEV BUREAU
                                                                                               Warr Info:  1 3089444-1 05/22/2000
                                                                                               Chk#:  3156
                                                                                               ID:  Amt:  $15,010.00
                                                                                               MEADOWBROOK INSURANCE GROUP
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Name
Michael E. O'Shea, Meadowbrook Insurance Group, Inc.

Address
26600 Telegraph Road (Attn: Legal Department)

City                          State     Zip Code
Southfield, Michigan 48034                                       EFFECTIVE DATE:
  /\ DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE./\
       IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.


            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
             FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
           (Please read information and instructions on the last page)




            Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:


     1. The present name of the corporation is: Meadowbrook Insurance Group, Inc.


     2. The identification number assigned by the Bureau is: 349-599


                               PLEASE SEE THE ATTACHED.
     3. Article III of the Articles of Incorporation is hereby amended to read as follows:

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ATTACHMENT

ARTICLE III OF THE ARTICLES OF INCORPORATION IS HEREBY AMENDED TO READ AS
FOLLOWS:

The total authorized shares;
Common shares 30,000,000      Preferred shares   1,000,000

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

The holder of each outstanding common share shall have one vote per share with respect to all matters submitted to a vote of shareholders.

The preferred shares shall be issued from time to time in one or more series of such number of shares with such distinctive serial designations and (a} may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of shares; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes or of any other series of the same or any other class or classes of shares of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of each such series of preferred shares from time to time adopted by the board of directors pursuant to authority so to do which is hereby expressly vested in the board of directors.

The number of authorized shares of any class of shares of the corporation, including without limitation, the common shares and the preferred shares, may be increased or decreased by the affirmative vote of the holders of the majority of the shares of the corporation entitled to vote, without regard to class.

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COMPLETE ONLY ONE OF THE FOLLOWING:

4. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

     The foregoing amendment to the Articles of Incorporation was duly adopted
     on the             day of                ,                in accordance
           -------------      ----------------  --------------
     with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

               Signed this          day of                 ,
                          ----------      ----------------- -----------


      ---------------------------------  ------------------------------
                  (Signature)                     (Signature)

      ---------------------------------  ------------------------------
             (Type or Print Name)            (Type or Print Name)


      ---------------------------------  ------------------------------
                  (Signature)                      (Signature)

      ---------------------------------  ------------------------------
             (Type or Print Name)            (Type or Print Name)


5. (FOR PROFIT AND NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)


    The foregoing amendment to the Articles of Incorporation was duly adopted

    on the      15th     day of        May      ,    2000  by the
              --------             -------------    ------
    shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

    [X]  at a meeting the necessary votes were cast in favor of the amendment.

    [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
         Section 407(l) and (2) of the Act if a nonprofit corporation, or
         Section 407(l) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

    [ ] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

    [ ]  by the board of a profit corporation pursuant to section 611(2).


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

              Profit Corporations                                  Nonprofit Corporations

Signed this 16th  day of     May   , 2000                Signed this       day of                  ,
           ------       -----------                                 -------      ------------------  ------------
By  /s/ Michael G. Costello                              By
  ---------------------------------------------------       -----------------------------------------------------
   (Signature of an authorized officer or agent)              (Signature of President, Vice-President,
                                                                 Chairperson or Vice-Chairperson)

Michael G. Costello, V.P., Gen. Counsel and Secretary
- -----------------------------------------------------    --------------------------------------------------------
              (Type or Print Name)                         (Type or Print Name)           (Type or Print Title)


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